EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K (the "Report") of Chembio Diagnostics, Inc. (the "Company") for the year ended December 31, 2015, each of the undersigned John J. Sperzel, the Chief Executive Officer of the Company, and Richard J. Larkin, the Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigneds' knowledge and belief:

(1) This Form 10-K for the year ended December 31, 2015 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this Form 10-K for the year ended December 31, 2015 fairly presents, in all material respects, the financial condition and results of operations of Chembio Diagnostics, Inc. for the periods presented therein.

Dated:  March 8, 2016                               /s/ John J. Sperzel
John J. Sperzel
Chief Executive Officer

Dated:  March 8, 2016                               /s/ Richard J. Larkin
Richard J. Larkin
Chief Financial Officer